Exhibit 10.46

FOURTH AMENDMENT TO CREDIT AGREEMENT

                LANDEC AG, INC., formerly know as Intellicoat Corporation, a Delaware corporation (the “Company”) and OLD NATIONAL BANK, formerly known as American National Bank, a national banking association (the “Bank”), being parties to that certain Credit Agreement dated as of June 5, 2000, as amended (collectively, the “Agreement”) hereby agree to further amend the Agreement by this Fourth Amendment to Credit Agreement (this “Amendment”), on the terms and subject to the conditions set forth as follows.

                1.             DEFINITIONS.  Terms used in this Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein.

                a              Amended Definitions.  The following definitions are hereby amended and restated in their respective entireties as follows:

•                       “Eligible Inventory” means seed corn inventory owned by the Company :(i) for which the Company has either made payment or been invoiced by Hubner and title has been passed to the Company and is classified as the Company’s inventory under GAAP, (ii) that is held in a warehouse in Illinois or Indiana approved in advance by the Bank, or at Hubner’s plant located in West Lebanon, Indiana (each of the foregoing called a “Warehouse”), (iii) which is segregated at each such Warehouse from other non-Fielder’s Choice Direct seed corn inventory that is clearly marked in bags or other containers with the words “Fielder’s Choice Direct” or another name clearly identifying the Company’s seed corn supported by the books and records of the Company as being owned by the Company, (iv) as to which all creditors of the owner or lessee of the Warehouse where such inventory is located have entered into an Ownership Acknowledgment Agreement or similar agreement, appropriate lien waivers have been executed, and appropriate UCC financing statements disclaiming any interest in such seed corn inventory have been filed, complete copies of which have been provided to the Bank, and (v) as to which the Bank has filed the appropriate UCC financing statements giving notice of the Bank’s security interest in the Company’s seed corn inventory located at such Warehouse and perfecting the Bank’s lien thereon.

•                       “Revolving Loan Maturity Date” means October 31, 2004, and thereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2(a)(iv).

                b.             New Definition.  The following definition is hereby added to Section 1 of the Agreement as follows:

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•                       “Fourth Amendment” means that certain agreement entitled “Fourth Amendment to Credit Agreement” between the Company and the Bank dated as of May 15, 2003.

                2.             THE REVOLVING LOAN.  Section 2(a)(i), the first sentence of Section 2(a)(ii), and Section 2(a)(iii) of the Agreement are hereby amended and restated in their respective entireties as follows:

(i)                  The Commitment — Use of Proceeds.  From the date of the Fourth Amendment and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the “Revolving Loan”) under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding the lesser of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) (the “Commitment”) or the Borrowing Base, provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance. Proceeds of the Revolving Loan may be used by the Company only for working capital purposes.

(ii)               Method of Borrowing.  The obligation of the Company to repay the Revolving Loan shall be evidenced by the Promissory Note of the Company in the form of Exhibit “A” attached to the Fourth Amendment (the “Revolving Note”).

(iii)            Interest on the Revolving Loan.  The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate plus one-half percent (1/2%). After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus four and one-half percent (4-1/2%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

                3.             REPORTING OBLIGATIONS.  Sections 5(b)(i) and 5(b)(iii) of the Agreement are hereby amended and restated in their respective entireties as follows:

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(i)                  Company’s and Landec’s Annual Financial Statements.  As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, the consolidated and consolidating financial statements of Landec for such fiscal year prepared by Landec’s internal accountants, which statements shall include, among other things, an income statement broken out for the Company, prepared and presented in accordance with GAAP, consistently applied (except for changes in which the independent accountants of Landec concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year for Landec and for the Company, together with the management letter issued by independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld.

(iii)            Landec’s 10-K and 10-Q.  The Company shall provide the Bank as soon as available and in any event within one hundred twenty (120) days after the close of each of Landec’s fiscal years with a copy of Landec’s Form 10—K, and within forty-five (45) days after the end of each of Landec’s fiscal quarters, with a copy of Landec’s Form 10-Q.

                4.             INVENTORY REPORTS.  A new Section 5(b)(ix) is hereby added to the Agreement as follows:

(ix)             Inventory Reports.  The Company shall from time to time and no less frequently than once each calendar month deliver to the Bank inventory reports issued by Hubner and certified to the Bank certifying the amount of seed corn owned by the Company and held in the Warehouses.

                5.             REPRESENTATIONS AND WARRANTIES.  To induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties continued in the Agreement are correct and accurate as of the date of this Amendment, except that (i) they shall be deemed also to refer this Amendment, as well as all documents named herein, and (ii) Section 3(d) shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company furnished to the Bank.

                6.             EVENTS OF DEFAULT.  The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment.

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                7.             CONDITIONS PRECEDENT.  This Amendment shall become effective upon receipt of the following by the Bank, duly executed and in form and substance satisfactory to the Bank:

a.                                       This Amendment.

b.                                      The Revolving Loan Note in the form attached hereto as Exhibit “A”.

c.                                       The Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing in the form attached hereto as Exhibit “B.”

d.                                      The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit “C,” duly executed by Landec Corporation.

e.                                       The Acknowledgment and Consent of Subordinated Creditor in the form attached hereto as Exhibit “D,” duly executed by Landec Corporation.

f.                                         A Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the other Loan Documents named herein to which the Company is a party certified as of the closing date by the Secretary of the Board of Directors.

g.                                      A certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Amendment and other Loan Documents named herein to which the Company is a party.

h.                                      A Resolution of the Board of Directors of Landec authorizing the execution, delivery and performance of the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and the other Loan Documents named herein to which Landec is a party certified as of the closing date by the Secretary of the Board of Directors.

i.                                          A certificate of the Secretary of the Board of Directors of the Landec certifying the names of the officer or officers authorized to execute the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and other Loan Documents named herein to which Landec is a party.

j.                                          Payment of the commitment fee in the amount of $37,500.00 in consideration for the agreement of the Bank to extend the Revolving Loan Maturity Date as provided herein.

k.                                       Payment of the reasonable attorneys’ fees of counsel for the Bank incurred in connection with the drafting and negotiation of this Amendment; and

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l.                                          Such other instruments, agreements, and documents as may be required by the Bank pursuant hereto.

9.             EFFECT OF FOURTH AMENDMENT. Except as amended by this Amendment, all of the terms and conditions of the Agreement shall continue unchanged and in full force and effect together with this Amendment.

                IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this Fourth Amendment to Credit Agreement as of May 15, 2003.

LANDEC AG, INC., formerly known as Intellicoat
Corporation, a Delaware corporation

By:
Michael E. Godlove, Chief Financial Officer

OLD NATIONAL BANK, formerly known as
American National Bank, a national banking
association

By:
John T. Travis, Vice President and
Senior Lender

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SCHEDULE OF EXHIBITS

Exhibit “A”	-	Promissory Note (Revolving Loan) ($7,500,000.00)

Exhibit “B”	-	Third Amendment to Mortgage, Security Agreement,
Assignment of Rents and Fixture Filing (Landec Ag, Inc.)

Exhibit “C”	-	Reaffirmation of Guaranty Agreement (Landec Corporation)

Exhibit “D”	-	Acknowledgment and Consent of Subordinated Creditor
(Landec Corporation)

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